Exhibit 99.1
Ignis Petroleum Corporation
A Development Stage Company
Condensed Balance Sheet
March 31, 2005
(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$50,178
Total current assets	50,178

Other assets	4,294
4,294

Total assets	$54,472

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Due to related party	$3,676
Total current liabilities	3,676

Commitments and contingencies

Stockholders' equity:
Common shares, $0.001 par value, 10,000,000 shares authorized
1,600,000 shares issued and outstanding	1,600
Additional paid-in capital	148,400
Accumulated deficit in the development stage	(99,204)
Total stockholders' equity	50,796

Total liabilities and stockholders' equity	$54,472

The accompanying notes are an integral part of these financial statements

Ignis Petroleum Corporation
A Development Stage Company
Condensed Statement of Operations
(Unaudited)

For the period December 9, 2004 (Inception) to March 31, 2005

Total revenues	$-

Operating expenses:
General and administrative expenses	99,204
Total operating expenses	99,204

Net (loss)	$(99,204)

The accompanying notes are an integral part of these financial statements

Ignis Petroleum Corporation
A Development Stage Company
Condensed Statement of Cash Flows
(Unaudited)

For the period December 9, 2004 (Inception) to March 31, 2005

Cash flow from operating activities
Net loss	$(99,204)

Changes in operating assets and liabilities
Other assets	(4,294)
Due to related party	3,676

Net cash used in operations	(99,822)

Cash flow from financing activities
Issuance of common stock	150,000

Net cash provided by financing activities	150,000

Net change in cash	50,178

Cash at beginning of period	-

Cash at end of period	$50,178

The accompanying notes are an integral part of these financial statements

Ignis Petroleum Corporation
A Development Stage Company
Notes to the Condensed Financial Statements
March 31, 2005

Note 1
Nature of Operations

The Company was incorporated in the State of Nevada on December 9, 2004. Ignis is engaged in the business of oil and gas exploration, development and production. The Company is a development stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has recently acquired an interest in two oil, gas and mineral leases in Louisiana and Alabama, respectively.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $99,204 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Note 2
Summary of Significant Accounting Policies

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in US dollars. The Company’s fiscal year end is June 30.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

Property, Plant and Equipment.
Depreciation, depletion and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production method or the straight-line method, which is based on estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.
The Company uses the “successful efforts” method to account for its exploration and production activities. Under this method, costs are accumulated on a field-by-field basis with certain exploratory expenditures and exploratory dry holes being expensed as incurred. Costs of productive wells and development dry holes are capitalized and amortized on the unit-of-production method for each field.
Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and gas reserves. Significant unproved properties are assessed for impairment individually and valuation allowances against the capitalized costs are recorded based on the estimated economic chance of success and the length of time that the Company expects to hold the properties. The valuation allowances are reviewed at least annually. Other exploratory expenditures are expensed as incurred.
Production costs are expensed as incurred.
Proved oil and gas properties held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.

Environmental Costs.
Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties, and projected cash expenditures are not discounted.

Note 3
Related Party Transactions

The President (a shareholder) provided an advance of $3,676 to the Company for operating expenses though March 31, 2005. The amount is unsecured, non-interest bearing and has no specific terms of repayment.

Note 4
Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $99,204. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at March 31, 2005, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

Net Operating Loss	$99,204
Statutory Tax Rate	34%
Deferred tax asset	$33,700
Valuation allowance	$(33,700)
Net Deferred Tax Asset	$-

Note 5
Subsequent Events

The Company has entered into a Stock Exchange Agreement with Ignis Petroleum Group, Inc. formerly Sheer Ventures, Inc., a public company, for the exchange of 100% of the issued and outstanding stock of the Company which will be accounted for as a reverse acquisition.

Proforma financial information for the stock exchange as of March 31, 2005 and for the nine months ended March 31, 2005 is as follows:

Total assets	$57,704
Total revenues	$-
Net loss	$127,079

On April 22, 2005, the Company acquired an interest in two oil, gas and mineral leases in Louisiana and Alabama, respectively, for $1,500,000. The Company has financed the transaction with one year 8% convertible promissory notes. These notes are convertible into the Company’s common stock at a price of $.50 per share.